UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified in Its Charter)

STILWELL ACTIVIST INVESTMENTS, L.P. STILWELL VALUE PARTNERS VII, L.P. STILWELL ACTIVIST FUND, L.P. STILWELL VALUE LLC JOSEPH STILWELL PAULA J. POSKON CORISSA BRIGLIA PORCELLI
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Stilwell Group, together with the other participants named herein, has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its director nominees at the 2018 annual meeting of stockholders of Wheeler Real Estate Investment Trust, Inc.

On September 7, 2018, the Stilwell Group delivered the following letter to stockholders of Wheeler Real Estate Investment Trust, Inc.

The Stilwell Group

111 Broadway, 12th Floor

New York, NY 10006

(212) 269-1551

Info@StilwellGroup.com

September 7, 2018

Dear Fellow WHLR Owner,

IF YOU WANT TO SUPPORT THE STILWELL GROUP, PLEASE VOTE ONLY ON OUR GREEN PROXY CARD. PLEASE DO NOT VOTE “AGAINST” WHEELER DIRECTORS ON THEIR WHITE PROXY CARD.

VOTING “AGAINST” WHEELER DIRECTORS ON THEIR WHITE PROXY CARD WILL CANCEL YOUR VOTE FOR THE STILWELL GROUP’S NOMINEES.

IF YOU HAVE ALREADY VOTED “AGAINST” WHEELER DIRECTORS ON THEIR WHITE PROXY CARD, YOU CAN CORRECT YOUR VOTE BY SUBMITTING THE ENCLOSED GREEN PROXY CARD “FOR” THE STILWELL GROUP’S NOMINEES.

ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

Sincerely,

Megan Parisi

917-881-8076

mparisi@stilwellgroup.com

* Our calculation, according to Nasdaq price history, is based on the $6/share closing price of WHLR on its first day of public trading, 11/19/2012 (adjusted to $48/share due to the 1-for-8 reverse stock split on 3/31/17), and the $5.64/share closing price on 9/6/2018.

You can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact us or Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (877) 869-0171 (Toll-Free)
Email: info@okapipartners.com